SCHEDULE A

                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds of the Trust:

NAME OF FUND                             MAXIMUM ANNUAL        INITIAL TERM END
                                    OPERATING EXPENSE LIMIT           DATE

Government Money Market Fund
         Institutional Class                  0.58%                May 31, 2010
         Institutional Sweep Class            0.83%                May 31, 2010
         Class A Shares                       1.08%                May 31, 2010
Core Bond Fund
         Institutional Class                  0.75%                May 31, 2010
         Class A                              1.00%                May 31, 2010
         Class C                              1.75%                May 31, 2010
Diversified International Fund
         Institutional Class                  1.50%                May 31, 2010
         Class A                              1.75%                May 31, 2010
         Class C                              2.50%                May 31, 2010
Quantitative Long/Short Fund
         Institutional Class                  1.70%                May 31, 2010
         Class A                              1.95%                May 31, 2010
         Class C                              2.70%                May 31, 2010
Burkenroad Small Cap Fund
         Class A                              1.40%                May 31, 2010
         Class D                              1.65%                May 31, 2010
Louisiana Tax-Free Income Fund
         Institutional Class                  0.75%                May 31, 2012
         Class A                              1.00%                May 31, 2012
Mississippi Tax-Free Income Fund
         Institutional Class                  0.75%                May 31, 2012
         Class A                              1.00%                May 31, 2012
Diversified Income Fund
         Institutional Class                  0.90%                May 31, 2013
         Class A                              1.15%                May 31, 2013
         Class C                              1.90%                May 31, 2013





Amended: September 26, 2012